Certain identified information has been excluded from the document because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.11

MANAGED SERVICES AGREEMENT

THIS MANAGED SERVICES AGREEMENT (this “Agreement”) is made and entered into as of October 27, 2022 (the “Effective Date”) by and between: LOGIQ, INC., a Delaware corporation with offices at 85 Broad Street, 16-079, New York, New York 10004 (“Logiq”); BATTLEBRIDGE ACQUISITION CO, LLC, a single-member Nevada limited liability company wholly owned by Logiq, with offices at 85 Broad Street, 16-079, New York, New York 10004 (“BattleBridge”); and REGAL NUTRA LLC, [*] (“Regal Nutra”). Each of Logiq, BattleBridge and Regal Nutra may be referred to herein as a “Party”; and collectively, they shall be referred to herein as the “Parties.”

WHEREAS, in addition to entering into this Agreement, Regal Nutra and Logiq have entered into a independent contractor agreement (the “Independent Contractor Agreement”) as of the Effective Date;

IN CONSIDERATION of the premises and mutual promises reflected in this Agreement and in the other agreements and documents referenced herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

I.	INTERPRETATION

Initially capitalized terms and trade names used without definition herein have the meaning generally ascribed to such terms within the domestic information technology and social media industries. This Agreement has been drafted jointly by all the Parties hereto, and as such, each Party has had an adequate opportunity to review each and every provision of this Agreement and to submit the same to legal counsel for review and advice; and as a result, the rule of construction, if any, that a contract should be construed against the drafter shall not apply to the interpretation or construction of this Agreement.

II.	SERVICES

BattleBridge shall provide each and all of the following services to or for the benefit of Regal Nutra during the Term of this Agreement, using commercially reasonable standards and methods:

A.       Full-Service Affiliate Management. BattleBridge shall manage Regal Nutra’s Affiliate network (the “Affiliate Network”), which management services shall include the following:

1.       Onboarding / Integration Meeting. BattleBridge shall meet with Regal Nutra to undertake an onboarding process and to learn the existing workflow and metrics tracked by Regal Nutra.

2.       BattleBridge shall enter existing Regal Nutra Affiliates into BattleBridge’s Affiliate portal (the “Affiliate Portal”):

a)       The Affiliate Portal will track the effectiveness of Regal Nutra’s Affiliates; and

b)       BattleBridge shall enter all necessary available data into the Affiliate Portal and analyze the same for areas of improvement, reduction or growth for the benefit of Regal Nutra.

3.       BattleBridge shall manage all payments on Regal Nutra’s behalf to the Affiliate Network, including the following:

a)       BattleBridge shall take over from Regal Nutra the Affiliate payment function and shall make and ensure timely payment directly from BattleBridge to all of the members of Regal Nutra’s Affiliate Network for all services provided by such members of such Affiliate Network for the benefit of Regal Nutra;

b)       Address any refund issues or problems associated with such payments; and

c)       Provide monthly written reports of payouts to Regal Nutra and review the same with Regal Nutra.

4.       BattleBridge shall analyze Regal Nutra’s Affiliate Network and:

a)       Analyze existing Affiliates and identify opportunities for growth or cost reduction for the benefit of Regal Nutra;

b)       Run monthly reports in writing (electronic or digital being acceptable) and review them with Regal Nutra;

c)       Review Affiliate production with Regal Nutra; and

d)       Analyze Regal Nutra’s Affiliate traffic, identify which traffic is most profitable, and report the same to Regal Nutra in writing (electronic or digital transmission being acceptable) on a monthly basis.

BattleBridge shall have a dedicated Affiliate team to provide all services described in this Agreement to Regal Nutra; and the team shall be available to Regal Nutra via the messaging program Slack and via electronic mail (e-mail) 16 hours per calendar day. BattleBridge’s services further shall include all Affiliate Network management services, including, without limitation, the following:

•	Affiliate Management & Maintenance;
•	Affiliate Analysis;
•	Affiliate Strategy Development;

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•	Conversion Optimization Advice;
•	Prioritization of Regal Nutra/campaign goals;
•	Affiliate Optimization;
•	Affiliate Account Growth;
•	High Level Strategy; and
•	Collaboration Folders for Reports, Updates, Spreadsheets, and Backups.

B.       Website Development/Hosting; Lead Generation Services; and Email Management. BattleBridge shall provide the following services to Regal Nutra:

1.      Website Development/Maintenance:

a)       Integration of website forms and database into CRM;

b)       Build out search engine optimization (“SEO”) friendly website and blog;

c)       Build out WordPress, the open-source content management system, website and integrate with all landing pages;

d)       Updating of all social media accounts/website hosting;

e)       Website maintenance; and

f)       Website security patches and updates.

2.     Lead Generation Services that shall be provided by BattleBridge:

a)       Lead generation;

b)       Implement lead generation service;

c)       Managing all lead generation activities from the blog and pop-ups;

d)       Manage all auto-responders; and

e)       Coordinate sales/promo emails with client

3.     Email Management

a)       Assist client in setting up email auto-responders and newsletters;

b)       Work with client to produce html-friendly emails and increase delivery and open rates; and

c)       Manage email lists, clean and purge lists regularly.

C.       Organic Content and SEO Services provided by BattleBridge. BattleBridge shall further provide the following services to Regal Nutra hereunder:

1.     Organic Traffic and Content Package:

a)      Ongoing SEO audit;

b)      Assist in posting content produced by Regal Nutra;

c)      Creation of one video or infographic per month;

d)      On-page SEO implementation;

e)       Navigation optimization for SEO; and

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f)       Monitor and resolve Google search console errors monthly.

2.     Social Media Assistance and Growth provided by BattleBridge:

a)       Social media assistance;

b)       Assist Regal Nutra in posting to social media accounts;

c)       Focus on social media platforms Instagram, Facebook, Pinterest, TikTok, LinkedIn, and Twitter traffic;

d)       Content distribution and brand awareness; and

e)       Engagement, awareness, and like campaigns.

3.     BattleBridge shall provide search engine marketing management services to Regal Nutra, including:

a)       Pay-per-click (“PPC”) management and maintenance;

b)       PPC Analysis;

c)       PPC for AdWords, Facebook, Instagram, Bing Ads, and YouTube;

d)       Strategy development;

e)       Email marketing and strategy consulting;

f)       Campaign optimization;

g)      Account growth;

h)      Advertisement copy writing and;

i)       Once per month update meetings, including once per week for the first three (3) months.

III.	GUARANTEE OF PERFORMANCE

Logiq hereby covenants and guarantees to Regal Nutra the prompt and unconditional performance of all of the obligations of BattleBridge under this Agreement, including, without limitation, the obligation to process, manage and ensure timely payment of all amounts due and payable to Regal Nutra’s Affiliates and Affiliate Network, to timely and correctly address all refund issues or problems associated with the payment process, and to provide true and accurate written reports of payouts to Regal Nutra on a monthly basis. This guaranty is an absolute, unconditional, present and continuing guaranty of payment and performance and is in no way conditioned or contingent upon any attempt by Regal Nutra to enforce its rights against BattleBridge or to collect from or upon any other condition or contingency; accordingly, Regal Nutra shall have the absolute right to proceed against Logiq directly and immediately upon any breach of this Agreement without taking any prior action or proceeding to enforce this Agreement against BattleBridge. It is expressly understood that the agreements of Logiq hereunder constitute additional and cumulative benefits given as an inducement and consideration for Regal Nutra to enter into this Agreement.

IV.	INDEMNIFICATION

Logic and BattleBridge, jointly and severally, hereby covenant and agree to indemnify, defend and hold harmless Regal Nutra and its members, managers, officers, employees and other agents from and against any and all damages, costs, expenses, lawsuits, settlements, fines, penalties and other losses of any kind or description whatsoever arising out of any act or omission or breach of this Agreement by Logic, BattleBridge, or any of their respective officers, directors, employees, agents or affiliates.

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V.	TERM; AND TERMINATION

The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue through, and expire and terminate on, October 31, 2023 (the “Expiration Date”); provided, however, that the Term may be extended by mutual consent of the Parties in a writing (digital or electronic transmission being sufficient) executed by the Parties prior to the Expiration Date; and provided further, that Regal Nutra shall have the right to terminate this Agreement at any time on or after January 1, 2023, without cost or penalty of any kind or description, if Regal Nutra is dissatisfied for any reason with any of the services that have been provided to it hereunder, at Regal Nutra’s sole discretion; and provided further, that neither the expiration nor any termination hereof by Regal Nutra shall be cause for or create any basis for any rescission, retraction or other failure to pay any consideration paid or payable to Regal Nutra under this Agreement, including, without limitation, the shares of Logiq stock issued or to be issued to Regal Nutra hereunder, or otherwise.

VI.	CONSIDERATION PAYABLE (ISSUABLE) ON THE EFFECTIVE DATE

Promptly upon execution of this Agreement, Logiq shall issue to Regal Nutra a total of 1,750,000 restricted shares (the “Initial Registrable Shares”) of Logiq common stock, $0.0001 par value per share (“Common Stock”), all of which newly issued shares shall be duly authorized, fully paid, non-assessable, and free and clear of any and all liens, pledges, conditional sales agreements, security interests and other encumbrances of any kind or description other than transfer restrictions pursuant to applicable federal or state securities laws and regulations (collectively, “Security Interests”). The issuance to Regal Nutra of the Registrable Shares under this Article VI shall be accompanied by the legal opinion of The Crone Law Group, special counsel to Logiq, in the form set forth in Exhibit A hereto (the “CLG Legal Opinion”).

VII.	CONTINGENT CONSIDERATION

Logiq represents and warrants that it has entered into a definitive merger agreement, dated as of September 9, 2022 and as disclosed on Logiq’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 12, 2022, whereby, subject to certain conditions, a wholly-owned subsidiary of Logiq shall merge with, be acquired by or enter into a business combination with Abri SPAC I, Inc., a Delaware corporation and special purpose acquisition company (the “SPAC”) on or before April 1, 2023 (the “SPAC Deadline”). Logiq covenants and agrees that if Logiq or its wholly-owned subsidiary has not closed a merger, acquisition or business combination with the SPAC on or before the SPAC Deadline, then, Logiq shall issue to Regal Nutra 1,750,000 additional restricted Common Shares (for the avoidance of doubt, such shares shall be issued by Logiq to Regal Nutra in addition to the Initial Registrable Shares issued to Regal Nutra on or about the Effective Date) of Logiq, which additional shares, if issued, also shall be duly authorized, fully paid, non-assessable, free and clear of any and all Security Interests (other than pursuant to applicable federal and state securities laws and regulations) and deemed to constitute registrable shares (and together with the Initial Registrable Shares, they shall be referred to herein as the “Registrable Shares”). All references herein to numbers of Registrable Shares shall be proportionately adjusted to reflect any stock split, stock dividend or other change in such shares that may occur after the Effective Date.

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VIII.	REGISTRATION RIGHTS

If there is not an effective registration covering all of the Registrable Shares and Logiq determines to prepare and file with the SEC a registration statement (“Registration Statement”) relating to any public offering of any of its equity securities, Logiq shall give written notice (a “Registration Notice”) to Regal Nutra of such intention and if, within ten (10) calendar days after Regal Nutra’s receipt of such Registration Notice, Regal Nutra provides Logiq with a written request to participate in such registration, then, Logiq shall use its best efforts to include in such registration and in any underwriting involved therewith all Registrable Shares then held by Regal Nutra and included in such request (a “Piggyback Registration”). In the case of an underwritten offering by Logiq, Regal Nutra shall, with respect to Registrable Shares that Regal Nutra then desires to sell, enter into an underwriting agreement with the same underwriters engaged by Logiq with respect to securities being offered by Logiq, and Logiq shall cause such underwriters to include in any such underwriting all of the Registrable Shares that Regal Nutra then desires to sell. If Regal Nutra disapproves of the terms of any such underwriting it may elect to withdraw therefrom by written notice to Logiq and the managing underwriter. Upon making a request for registration, Regal Nutra shall specify the number of shares of Registrable Shares to be registered on its behalf and the intended method of disposition thereof.

In accordance with the Securities Act of 1933, as amended, and the rules and regulations of the SEC, Logiq shall use commercially reasonable efforts to cause each Registration Statement to become and remain continuously effective until the earlier of (i) the time that all of the Registrable Shares covered by such Registration Statement have been sold in accordance with the intended methods of disposition of the seller or sellers set forth in such Registration Statement and (ii) one (1) year after such Registration Statement has been declared effective; provided, that if for any portion of such one (1) year period the Registration Statement is not effective or if Regal Nutra is required to refrain from selling Registrable Shares, then such one (1) year requirement for maintaining the effectiveness of the Registration Statement shall be extended by the length of such interruption(s), and Logiq shall prepare and file with the SEC such amendments to such Registration Statement and supplements to the Prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and Prospectus accurate and complete during such period. In addition, Logiq shall use commercially reasonable efforts to register or qualify all Logic securities covered by any Registration Statement under such state securities or blue sky laws of such jurisdictions as Regal Nutra may request.

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Logiq shall: (i) notify Regal Nutra promptly after Logiq receives notice of the date and time when any Registration Statement and each post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; (ii) notify Regal Nutra promptly of any request by the SEC for the amending or supplementing of any Registration Statement or Prospectus or for additional information; (iii) prepare and file with the SEC, promptly upon request by Regal Nutra, the Registration Statement and any amendments or supplements to such Registration Statement or Prospectus that, in the reasonable opinion of counsel to Regal Nutra, is required under the Securities Act or the rules and regulations thereunder; (iv) prepare and file as promptly as reasonably possible with the SEC, and promptly notify Regal Nutra in such registration of the filing of such amendments or supplements to such Registration Statement or Prospectus as may be necessary to correct any statements or omissions if, at the time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act, any event has occurred as the result of which any such Prospectus or any other Prospectus then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (v) advise Regal Nutra promptly after it receives notice, or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (vi) use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to a Registration Statement. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne exclusively by Logiq.

IX.	PUBLIC ANNOUNCEMENT

The transactions described herein shall be fully and publicly disclosed by Logiq promptly upon the execution and delivery of this Agreement. Each of Regal Nutra and [*] names may be omitted from any such public disclosure at the sole discretion of Logiq.

X.	CERTAIN REPRESENTATIONS AND WARRANTIES OF LOGIQ AND BATTLEBRIDGE

Logiq and BattleBridge, jointly and severally, represent and warrant to Regal Nutra that: (i) all shares of Common Stock of Logiq issued or to be issued to Regal Nutra pursuant hereto are and shall be duly and validly issued, fully paid and non-assessable, free and clear of Security Interests; (ii) Logiq has provided and shall continue promptly and as required under any and all applicable laws, rules and regulations (“Applicable Laws”) to provide to Regal Nutra copies of all materially relevant documents and all other materially relevant information (“Relevant Information”) concerning the anticipated acquisition of Logiq by the SPAC, provided that, to the extent any document required to be delivered pursuant to this Article X is filed with the SEC electronically and is available to the public generally at or prior to the time such document is required to be delivered pursuant to this Article X, such document shall be deemed to have been delivered on the date on which such document is filed; (iii) promptly upon the execution and delivery of this Agreement, LOGIQ shall provide to the SPAC copies of all Relevant Information concerning the transactions described in this Agreement, including, without limitation, fully executed copies of this Agreement and the Independent Contractor Agreement; and (iv) no aspect of this Agreement or any of the other transactions described herein violate any Applicable Laws.

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XI.	REIMBURSEMENT OF REGAL NUTRA’ S LEGAL FEES

Logiq shall reimburse Regal Nutra for all legal fees incurred thereby in connection with developing, negotiating, drafting, executing and delivering this Agreement and the Independent Contractor Agreement, subject only to a cap on total reimbursement of legal fees in the amount of $25,000.

XII.	CERTAIN CONDITIONS PRECEDENT TO REGAL NUTRA’S OBLIGATIONS

All obligations of Regal Nutra hereunder are subject to the satisfaction, as of the Effective Date, of each and all of the following conditions precedent:

A.       Representations and Warranties. All representations and warranties of Logiq, and all representations and warranties of BattleBridge, hereunder, shall be true and correct in all respects as of the Effective Date and as of the SPAC Deadline.

B.       Qualifications; Due Authorization of Shares. Any and all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the shares of Logiq stock issued or issuable pursuant to this Agreement shall be obtained and effective as of the Effective Date and as of the SPAC Deadline.

C.       Compliance with Applicable Laws. Each of Logiq and BattleBridge shall be in full compliance with all Applicable Laws, including, without limitation, all SEC and state securities reporting obligations, all state and federal tax filings and payments, and any and all other legal, tax, administrative, regulatory and other legal requirements of any and every description.

D.       Legal and Accounting Opinions. The Crone Law Group, P.C., shall have rendered a legal opinion to Regal Nutra on the Effective Date in the form attached hereto as Exhibit A, which has been negotiated with and approved by Regal Nutra; and Logiq’s SEC accountants shall have rendered an opinion to Regal Nutra on the Effective Date to the effect that all payments received by Logiq under this Agreement shall be properly recognizable and actually recognized by Logiq as revenue under generally accepted accounting principles consistently applied, in form satisfactory to Regal Nutra at Regal Nutra’s sole discretion.

E.       Logiq Board Resolution. Along with delivering to Regal Nutra an executed copy of this Agreement, Logiq also shall deliver to Regal Nutra on the Effective Date a copy of a duly adopted resolution (or a unanimous written consent in lieu of a meeting) of the Board of Directors of Logiq expressly authorizing Logiq to enter into this Agreement and directing Brent Suen, Chief Executive Officer of Logiq, to execute and deliver this Agreement on behalf of Logiq.

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F.       BattleBridge Board Resolution. Along with delivering to Regal Nutra an executed copy of this Agreement, BattleBridge also shall deliver to Regal Nutra on the Effective Date a copy of a duly adopted resolution (or a unanimous written consent in lieu of a meeting) of the Board of Directors of BattleBridge expressly authorizing BattleBridge to enter into this Agreement and directing Travis Phipps, President of BattleBridge, to execute and deliver this Agreement on behalf of BattleBridge.

XIII.	GENERAL PROVISIONS

A.       Survival of Representations and Warranties. All representations and warranties of Logiq and BattleBridge contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement indefinitely.

B.       Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

C.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

D.       Specific Performance. The Parties expressly agree that the obligations of the Parties hereunder shall be enforceable by specific performance.

E.       Counterparts. This Agreement may be executed and delivered by electronic mail or other digital transmission method and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

F.       Titles, Headings and Subtitles. The titles, headings and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

G.       Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Parties at their respective addresses as set forth on the first page hereof.

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H.       Attorneys’ Fees. If any action at law or in equity is filed to enforce or interpret the terms of this Agreement or any other agreement or document reasonably related hereto, then, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees, costs and necessary disbursements from the non-prevailing Party or Parties, in addition to any other relief to which such prevailing Party may be entitled, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

I.       Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of all the Parties hereto.

J.       Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

K.       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or nondefaulting Party or be construed to constitute a waiver of any such breach or default or an acquiescence therein, or of or in any similar breach or default thereafter occurring; neither shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

L.       Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof.

M.       Dispute Resolution. The Parties: (i) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located in the District of Delaware, and to the jurisdiction of the United States District Court for the District of Arizona, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement; (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in the District of Delaware, or in the United States District Court for the District of Arizona; and (iii) hereby waive and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that a Party is not subject to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution based upon judgment or order of such court(s), that any suit, action or proceeding arising out of or based upon this Agreement commenced in any such court or courts is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Should any Party commence a suit, action or other proceeding arising out of or based upon this Agreement in a forum other than the federal or state courts located in the District of Delaware, or in the United States District Court for the District of Arizona, should any Party otherwise seek to transfer or dismiss such suit, action or proceeding from such court(s), then such Party shall indemnify and reimburse the other Party or Parties for all legal costs and expenses incurred in enforcing this provision.

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dismiss such suit, action or proceeding from such court(s), then such Party shall indemnity and reimburse the other Party or Parties for all legal costs and expenses incurred in enforcing this provision.

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[SIGNATURE PAGE TO MANAGED SERVICES AGREEMENT BETWEEN LOGIQ, INC.,
BATTLEBRIDGE ACQUISITION CO, LLC, AND REGAL NUTRA LLC]

IN WITNESS WHEREOF, the undersigned Parties have executed and delivered this Managed Services Agreement as of the Effective Date.

LOGIQ, INC.

By:
Name:
Title:

BATTLEBRIDGE ACQUISITION CO, LLC

By:
Name:
Title:

REGAL NUTRA LLC

By:
Name:

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